EXHIBIT 10.16

THIRD AMENDMENT

TO THE

LKQ CORPORATION EMPLOYEES’ RETIREMENT PLAN

WHEREAS, LKQ Corporation (the “Company”) maintains the LKQ Corporation Employees’ Retirement Plan (the “Plan”); and

WHEREAS, by virtue and in exercise of the powers reserved to the Company by Section 11.1 of the Plan, and pursuant to the authority delegated to the undersigned officer of the Company by resolutions of its Board of Directors, the Plan be and hereby is amended, effective as of December 15, 2005, by:

AMENDING SECTION 9.1(b) OF THE PLAN IN ITS ENTIRETY TO READ AS FOLLOWS:

(b)         SMALL ACCOUNT BALANCE.

(i) If the Participant’s total Vested Account Balance at the time of distribution, or the portion thereof distributed to a Beneficiary, does not exceed $1,000.00, then distribution shall be made in the form described in paragraph (a).

(ii) If the Participant’s total Vested Account Balance at the time of distribution, or the portion thereof distributed to a Beneficiary, exceeds $1,000.00 but is less than $5,000.00 and the Participant fails to affirmatively elect to have his entire Vested Account Balance distributed in the form described in paragraph (a), the Administrator shall transfer the Participant’s Vested Account Balance to an individual retirement account or a trustee or issuer designated by the Administrator, in its sole discretion, and shall notify the Participant in writing that the Participant’s distribution may be transferred, without cost or penalty to the Participant, to another individual retirement account selected by the Participant. This Section 9.1(b)(ii) shall become effective as of the first date prescribed by the IRS and the Department of Labor.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers, this 15th Day of December, 2005.

LKQ CORPORATION

By:	/s/ Victor M. Casini
Name:	Victor M. Casini
Title: Vice President